SECOND AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                         SCOUT INVESTMENT ADVISORS, INC.
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC

                                  NAME OF FUNDS

UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Mid Cap Fund*
UMB Scout Small Cap Fund
UMB Scout International Fund
UMB Scout Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund

*effective as of October 31, 2006 or, if later, the date the UMB Scout Mid Cap Fund commences operations

      The undersigned, intending to be legally bound, hereby execute this Second Amended and Restated Schedule A to the Inbound Call Management and Fulfillment Services Agreement dated August 6, 2001, and executed by and between Scout Investment Advisors, Inc. and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 31st day of October, 2006.

UMB DISTRIBUTION SERVICES, INC.           SCOUT INVESTMENT ADVISORS, INC.


By: /s/ Christine Mortensen               By: /s/ William B. Greiner
    --------------------------------          --------------------------------
Title: Senior Vice President              Title: President and CIO